                                                                    EXHIBIT 10.6




                                                                OCTOBER 15, 1996

                                   BTG, INC.
                   NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

         The Board of Directors of BTG, Inc. (the "Company") has adopted this Non-Employee Director Stock Purchase Plan (the "Plan") to enable individuals who serve as directors of the Company and who are not employees of the Company ("Non-Employee Directors"), through the retention by the Company of fees to be paid to such Non-Employee Directors for services as directors, to purchase shares of the Company's Common Stock, no par value per share (the "Common Stock"). The purpose of the Plan is to benefit the Company by increasing the Non-Employee Directors' proprietary interest in the Company's growth and success and enabling the Company to continue to attract highly qualified persons to serve as Non-Employee Directors. The provisions of the Plan are set forth below:

1.       SHARES SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 21 below, an aggregate of 100,000 shares of Common Stock will be made available for purchase by participants under the Plan. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be either authorized but unissued shares or treasury shares.

2.       ADMINISTRATION.

         The Plan shall be administered by the Board. The Board's actions under the Plan shall be limited to taking all actions authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

3.       INTERPRETATION.

          Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.       ELIGIBILITY TO PARTICIPATE.

         The only persons eligible to participate in the Plan shall be directors of the Company who are not employees of the Company.

5.       PARTICIPATION IN THE PLAN.

         A Non-Employee Director may become a participant in the Plan by completing an election to participate in the Plan on an authorization form provided by the Company and submitting that form to the Secretary of the Company. The form will authorize the Company to retain a whole percentage amount of not less than one percent (the "Stated Percentage") of the Non-Employee Director's eligible fees (as defined in Section 6 below) and authorize the purchase of shares of Common Stock for the Non-Employee Director's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Accumulation Period (as defined in Section 7 below) that commences after the Company's receipt of the form.

6.       FEE RETENTION.

         From and after the effective date of a Non-Employee Director's enrollment in the Plan (as provided in Section 5 above), the Non-Employee Director shall elect to have an amount equal to the Stated Percentage of eligible fees payable to such Non-

Employee Director on each Fee Payment Date (as defined below) retained by the Company. For purposes of this Plan, "eligible fees" include all fees which the Non-Employee Director is entitled to receive from the Company for his or her service as a director, including annual director fees, per meeting director fees and per meeting committee fees. The fee retentions will be credited to the Non-Employee Director's account under the Plan. A Non-Employee Director may not contribute amounts to purchase Common Stock under the Plan other than through fee retentions. As used herein, the term "Fee Payment Date" means, for each Non-Employee Director, each date on which an eligible fee is payable to such Non-Employee Director. A Non-Employee Director may not during any Accumulation Period change his or her Stated Percentage of eligible fees to be retained for that Accumulation Period, nor may a Non-Employee Director withdraw any contributed funds other than by terminating participation in accordance with Section 15 below.

7.       ACCUMULATION PERIODS.

         The first Accumulation Period under the Plan shall commence on October 16, 1996 and end on September 30, 1997 (the "Initial Accumulation Period"). Subsequent Accumulation Periods will be 12-month periods beginning on October 1 of each year and ending on September 30 of the following year.

8.       PURCHASE PRICE.

The purchase price of each share of Common Stock (the "Purchase Price") will be the lesser of the fair market value of the Common Stock (i) on the first trading day of the Accumulation Period or (ii) on the last trading day of such Accumulation Period. For purposes of the Plan, "fair market value" means, if the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, the closing price of the Common Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on such date (or, if there is no such closing price, the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Common Stock has been made on such day, or the next preceding day on which any such sale shall have been made.

9.       TIMING OF PURCHASE.

         Unless a participating Non-Employee Director's participation in the Plan has been terminated as provided in Section 15 below, shares of Common Stock will be purchased for such Non-Employee Director's account automatically on the last trading day of each Accumulation Period (except as provided in Section 15 below). Shares may not be purchased at any other time under the Plan. Effective upon the last trading day of each Accumulation Period, each participating Non-Employee Director's account will be credited with the number of shares of Common Stock which the accumulated funds in such Non-Employee Director's account at that time will purchase at the Purchase Price.

10.      ISSUANCE OF STOCK CERTIFICATES.

         On the last trading day of the Accumulation Period, a participating Non-Employee Director will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Period. Shares purchased under the Plan will be held in the custody of First Union National Bank as agent (the "Agent"). The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating Non-Employee Director. A participating Non-Employee Director may, at any time following his or her purchase of shares under the Plan, by written notice instruct the Agent to have all or part of such shares reissued in the participating Non-Employee Director's own name and have the stock certificate delivered to the Non-Employee Director.

11.      WITHHOLDING OF TAXES.

         To the extent that a participating Non-Employee Director realizes ordinary income in connection with the Plan (including, without limitation, as a result of the accrual of fees or the purchase, issuance, sale or other transfer of shares of Common Stock under the Plan) and the Company is required to withhold taxes with respect thereto, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the Non-Employee Director or from shares that would otherwise be credited or issued to the Non-Employee Director hereunder.

12.      ACCOUNT STATEMENTS.

         The Company will cause the Agent to deliver to each participating Non-Employee Director a statement for each Accumulation Period during which the Non-Employee Director purchases Common Stock under the Plan reflecting the amount of fee retentions accumulated during the Accumulation Period, the number of shares, including any fractional share interest, purchased for the Non-Employee Director's account, the price per share of the shares purchased for the Non-Employee Director's account, and the number of shares, including any fractional share interest, held for the Non-Employee Director's account at the end of the Accumulation Period.

13.      PARTICIPATION ADJUSTMENT.

         If in any Accumulation Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating Non-Employee Directors pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating Non-Employee Directors will be reduced proportionately. Any funds then remaining in a participating Non-Employee Director's account after such exercise will be promptly refunded to the Non-Employee Director.

14.      TERMINATION OF SERVICE AS A DIRECTOR OTHER THAN FOR CAUSE.

         If the Non-Employee Director ceases to be a director other than due to a termination for cause, the amount then credited to such director's account will continue to be credited with interest and the director's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Accumulation Period, with the amount then credited to the Non-Employee Director's account.

15.      TERMINATION OF SERVICE AS A DIRECTOR FOR CAUSE; TERMINATION OF PLAN.

         If (i) the Board elects to terminate the Plan as provided in Section 20 below, or (ii) the Non-Employee Director is terminated for cause, the participating Non-Employee Director will be refunded all monies in his or her account (including interest). As soon as practicable following the effective date of termination of a Non-Employee Director's participation in the Plan pursuant to this Section 15, the Company will deliver to the Non-Employee Director a check representing the amount (including interest) in the Non-Employee Director's account and a stock certificate representing the number of whole shares held in the Non-Employee Director's account.

16.      ASSIGNMENT.

         No participating Non-Employee Director may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating Non-Employee Director (or, in the event of the Non-Employee Director's death, to the Non-Employee Director's estate). Once a stock certificate has been issued to the Non-Employee Director or for his or her account, such certificate may be assigned the same as any other stock certificate.

17.      APPLICATION OF FUNDS.

         All funds retained by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating Non-Employee Directors. Participating Non-Employee Directors' accounts will not be segregated. Interest will not be paid on funds held by the Company pursuant to the Plan.

18.      NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD.

         Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any Non-Employee Director any right to continued membership on the Board, nor will a Non-Employee Director's participation in the Plan create any obligation on the part of the Board to nominate any director for re-election by the Company's stockholders.

19.      AMENDMENT OF PLAN.

         Unless otherwise required by law, the Board may, at any time, amend the Plan in any respect; provided, however, that without approval of the stockholders of the Company no amendment shall be made impairing the vested rights of participating Non-Employee Directors.

20.      EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

         The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating Non-Employee Directors. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating Non-Employee Directors that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate five (5) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

21.      EFFECT OF CHANGES IN CAPITALIZATION.

         (a)     CHANGES IN STOCK.

         If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating Non-Employee Director immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating Non-Employee Director with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

         (b)     REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING
                 CORPORATION.

         Subject to Subsection (c) of this Section 21, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

         (c)     REORGANIZATION IN WHICH THE COMPANY IS NOT THE
                 SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK.

         Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Accumulation Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with
Section 9 above the rights of each participating Non-Employee Director then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating Non-Employee Directors not later than the time at which the Company gives notice thereof to its stockholders.

         (d)     ADJUSTMENTS.

         Adjustments under this Section 21 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e)     NO LIMITATIONS ON COMPANY.

         The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

22.      GOVERNMENTAL REGULATION.

         The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

23.      STOCKHOLDER RIGHTS.

         Any dividends paid on shares held for a participating Non-Employee Director's account will be transmitted to the Non-Employee Director. The Company will deliver to each participating Non-Employee Director who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held for a Non-Employee Director's account will be voted in accordance with the Non-Employee Director's duly delivered and signed proxy instructions. There will be no charge to participating Non-Employee Directors in connection with such notices, proxies and other materials.

24.      PAYMENT OF PLAN EXPENSES.

         The Company will bear all costs of administering and carrying out the Plan.

25.      RULE 16B-3.

         Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

                                  *    *    *

         This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 15th of October, 1996.


                                                   ----------------------------
                                                   Marilynn D. Bersoff
                                                   Secretary of BTG, Inc.

         This Plan was duly approved by the shareholders of the Company at a meeting of the shareholders held on the ____________ of ________________________, 199_.


                                                   ----------------------------
                                                   Marilynn D. Bersoff
                                                   Secretary of BTG, Inc.